Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-141734 Post-Effective Amendment No. 1 to Form SB-2 on Form S-3 of our report dated March 13, 2013 relating to the consolidated financial statements of China Pharma Holdings, Inc. and subsidiaries appearing in this Annual Report on Form 10-K of China Pharma Holdings, Inc. for the year ended December 31, 2012.

/s/ HANSEN, BARNETT & MAXWELL, P.C.

Salt Lake City, Utah
March 13, 2013